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                                                                   EXHIBIT 10(Y)

                 AMENDMENT NO. 2 TO VARSITY SPIRIT CORPORATION

                             1991 STOCK OPTION PLAN

     The Varsity Spirit Corporation 1991 Stock Option Plan, as amended, and more particularly Section 5.01 of such Plan, is amended to increase the number of shares of the Company's Common Stock which may be issued or transferred under the Plan from 450,000 shares to 600,000 shares.